UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported) June 3 2007
SOLECTRON CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 957-8500

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 5 — Corporate Governance and Management
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

SECTION 5 — Corporate Governance and Management
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
As previously disclosed on a Form 8-K filed on March 2, 2007 with the Securities and Exchange Commission (the “SEC”), on February 27, 2007, in connection with the departure of then Chief Executive Officer Michael Cannon, the Executive Compensation and Management Resources Committee of the Board of Directors (the “Committee”) of Solectron Corporation (the “Company”) approved retention arrangements for Douglass Britt, Todd M. DuChene, Craig London, Marty Neese, Kevin O’Connor and David Purvis. Under the retention arrangements, the Company granted to each executive a discounted stock option exercisable for 300,000 shares of common stock of the Company (the “Common Stock”) under the Company’s 2002 Stock Plan (the “Stock Plan”) and committed to grant another discounted stock option exercisable for 300,000 shares to each executive on September 3, 2007. The discounted stock options had an exercise price of $0.001 per share, and are deemed exercised and become shares of restricted stock on the date of grant. As part of the retention arrangements, the Company also committed to make employer contributions to the Solectron Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) for the benefit of each executive in the amount of $150,000 upon the Company’s announcement of the hiring of a new Chief Executive Officer, and a subsequent employer contribution to the Deferred Compensation Plan for the benefit of each executive in the amount of $150,000 on the one-year anniversary of such announcement. The restricted stock and employer contributions to the Deferred Compensation Plan would vest on October 15, 2008, subject to vesting acceleration under certain circumstances.
As previously disclosed on a Form 8-K filed on March 16, 2007 with the SEC, on March 14, 2007, in connection with his appointment as Interim President and Chief Executive Officer to replace Mr. Cannon, the Board of Directors (the “Board”) of the Company entered into an Amended and Restated Executive Employment Agreement with Paul Tufano (the “Restated Agreement”). Under the terms of the Restated Agreement, the Company (i) granted a discounted stock option exercisable for 125,000 shares of common stock under the Stock Plan to Mr. Tufano and committed to grant another discounted stock option exercisable for 750,000 shares of common stock to Mr. Tufano on September 3, 2007, and (ii) committed to make an employer contribution to the Deferred Compensation Plan for the benefit of Mr. Tufano in the amount of $300,000 upon the Company’s announcement of the hiring of a new Chief Executive Officer, and a subsequent employer contribution to the Deferred Compensation Plan for the benefit of Mr. Tufano in the amount of $300,000 on the one-year anniversary of such announcement. The discounted stock options had an exercise price of $0.001 per share, and are deemed exercised and become shares of restricted stock on the date of grant. The restricted stock and employer contributions would vest on October 15, 2008, subject to vesting acceleration under certain circumstances.
As previously disclosed on a Form 8-K filed on April 19, 2007 with the SEC, on April 16, 2007, in connection with the appointment of Roop Lakkaraju as Senior Vice President and Interim Chief Financial Officer to replace Mr. Tufano, who had been the Company’s Chief Financial Officer prior to being named the Company’s Interim President and Chief Executive Officer, the Committee approved the terms of the executive employment agreement to be entered into with Mr. Lakkaraju, which included a retention arrangement whereby, among other things, the Company (i) granted a discounted stock option exercisable for 300,000 shares of restricted stock under the Stock Plan to Mr. Lakkaraju with 50% of the shares subject to such award vesting on April 10, 2008 and 50% of the shares subject to such award vesting on April 10, 2009, subject to vesting acceleration under certain circumstances and (ii) committed to make an employer contribution to the Deferred Compensation Plan for the benefit of Mr. Lakkaraju in the amount of $100,000 on October 15, 2007, with such contribution vesting upon October 15, 2008, subject to vesting acceleration under certain circumstances. The discounted stock options had an exercise price of $0.001 per share, and are deemed exercised and become shares of restricted stock on the date of grant.
The retention arrangements for each of Messrs. Tufano, Britt, DuChene, London, Neese, O’Connor, Purvis, and Lakkaraju described above are individually and collectively referred to as the “Retention Arrangements.”
On June 3, 2007, the Committee approved the contribution and crediting of the Company contributions to be made to the Deferred Compensation Plan pursuant to the Retention Arrangements for Messrs. Britt, DuChene, London, Lakkaraju, Neese, O’Connor and Purvis to each individual’s deferred compensation account as of June 3, 2007, subject to the terms and conditions of the Deferred Compensation Plan. The Committee also approved accelerated vesting of all Company contributions to the Deferred Compensation Plan, including Company contributions credited to each executive’s account under the Deferred Compensation Plan pursuant to the Retention Arrangements, if the Deferred Compensation Plan is terminated. The Committee approved these changes to the Retention Arrangements to reflect the importance to the Company and its stockholders of retaining these executives, in light of the fact that the contribution trigger for the executives (other than Mr. Lakkaraju), namely the appointment of a new Chief Executive Officer, might not occur in light of the pending merger with Flextronics International Ltd. (“Flextronics”), and that the Deferred Compensation Plan could be terminated in connection with the merger prior to the vesting of the contributed amounts. In addition, the Committee adopted resolutions to clarify its original intent when it adopted the Retention Arrangements for these executives, namely that such contribution amounts and the equity awards made or to be made to each of Messrs. Britt, DuChene, Lakkaraju, London, Neese, O’Connor and Purvis pursuant to the Retention Arrangements would vest in full upon a termination of such individual’s employment under circumstances that would otherwise entitle the individual to severance payments pursuant to his employment agreement.
On June 3, 2007, the Board approved the contribution and crediting of the Company contributions to be made to the Deferred Compensation Plan pursuant to the Retention Arrangement for Mr. Tufano to Mr. Tufano’s deferred compensation account as of June 3, 2007, subject to the terms and conditions of the Deferred Compensation Plan. The Board also approved accelerated vesting of all Company contributions to the Deferred Compensation Plan, including Company contributions credited to Mr. Tufano’s account under the Deferred Compensation Plan pursuant to the Retention Arrangement, if the Deferred Compensation Plan is terminated. The Board approved these changes to Mr. Tufano’s Retention Arrangement to reflect the importance to the Company and its stockholders of retaining Mr. Tufano, in light of the fact that the contribution trigger, namely the appointment of a new Chief Executive Officer, might not occur in light of the pending merger with Flextronics and that the Deferred Compensation Plan could be terminated in connection with the merger prior to the vesting of the contributed amounts. In addition, the Board adopted resolutions to clarify its original intent when it adopted the Retention Arrangement for Mr. Tufano, namely that such contribution amounts and the equity awards made or to be made to Mr. Tufano pursuant to the Retention Arrangement would vest in full upon a termination of his employment under circumstances that would otherwise entitle him to severance payments pursuant to his employment agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2007	Solectron Corporation
/s/ Todd DuChene
Todd DuChene
Executive Vice President General Counsel & Secretary